UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2014

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of in Company)	(Commission File Number)	(IRS Employer Identification No.)

WEST 80 CENTURY ROAD

PARAMUS, NEW JERSEY 07652

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 967-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2014, the Boards of Directors of Hudson City Bancorp, Inc. (the “Company”) and Hudson City Savings Bank (the “Bank”) each appointed Denis J. Salamone to serve as Chairman of the Board and Anthony J. Fabiano to serve as President and Chief Operating Officer, effective immediately. Mr. Fabiano was also elected a director to the Board of Directors of both the Company and the Bank, effective immediately.

Biographical and other information about Mr. Salamone and Mr. Fabiano required by Item 5.02(c) of Form 8-K was previously reported in the Company’s Form 10-K/A for the year ended December 31, 2013, and is incorporated herein by reference.

There are no family relationships between Mr. Salamone and Mr. Fabiano and any of the Company’s directors or executive officers, and the Company has not entered into any transactions with Mr. Salamone and Mr. Fabiano that are reportable under Item 404(a) of Regulation S-K.

There is no arrangement or understanding between Mr. Fabiano and any other persons pursuant to which Mr. Fabiano was selected as a director.

In connection with Mr. Fabiano’s appointment as President and Chief Operating Officer, the Compensation Committee of the Board of Directors adjusted Mr. Fabiano’s annual base salary to $600,000.

The Compensation Committee of the Board of Directors adjusted Mr. Salamone’s annual base salary to $1,200,000 in recognition of Mr. Salamone’s previous appointment as Chief Executive Officer.

The Company’s press release announcing the appointment of Mr. Salamone as Chairman of the Board and the press release announcing the appointment of Mr. Fabiano as President and Chief Operating Officer are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated September 18, 2014 announcing Denis J. Salamone as Chairman of the Board

99.2	Press release dated September 18, 2014 announcing Anthony J. Fabiano as President and Chief Operating Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.

By:	/s/ Anthony J. Fabiano
Anthony J. Fabiano
President and Chief Operating Officer

Dated: September 22, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 18, 2014 announcing Denis J. Salamone as Chairman of the Board

99.2	Press release dated September 18, 2014 announcing Anthony J. Fabiano as President and Chief Operating Officer

4